                                                                   Exhibit 10.24


February 1, 2000


Earlychildhood.com LLC
2 Lower Ragsdale Dr., Suite 200
Monterey, CA  93940
Attn:  Kelly Crampton

RE:  Rent Escalation


Dear Mr. Crampton:

According to the terms of your lease, rent for the above referenced premises is due to escalate effective March 1, 2000. As per your Addendum to Lease #2, a copy of which is attached, please find your new rate listed below:

                               Old Rate            New Rate
                               --------            --------

Base Rent                     $20,636.50          $21,009.36
Sales Tax                       1,341.37            1,365.61
                              ----------          ----------
Total                         $21,977.87          $22,374.97

Please make note of this new rent amount and be sure that all checks are made payable to R.B.I. HOLDING COMPANY, INC. As always, if you have any questions please do not hesitate to contact me at your earliest convenience.

Sincerely,


/s/ Donna Lance
Donna Lance
General Manager


Enclosures

cc:  Tenant Lease File

DL/da
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                               ADDENDUM TO LEASE
                                       #2
                                       --


Attached to and forming a part of the Lease Agreement between R.B.I. HOLDING CO., INC. F/K/A/ RUBIN BROTHERS, INC. Landlord, and EARLYCHILDHOOD.COM LLC, Tenant, dated the 22ND day of APRIL, 1996 and subsequent Addendum to Lease #1 and Assignment and Assumption of Lease Agreement, herein collectively referred to as the "Lease".

Landlord and Tenant hereby agree to the following:

1.   The Lease relates to the following leasehold premises:

     Office and warehouse facility totaling 37,920 SF ("Existing Premises") consisting of the following:

     200 SF of finished office and 37,720 SF of non-air conditioned warehouse space.

2. Landlord and Tenant hereby agree that with an effective date of November 1, 1999 the following terms and conditions will be added to said Lease, namely:

     a) The "Existing Premises" shall be expanded by approximately 35,730 SF, consisting of an additional 5,000 SF of air conditioned office space and an additional 30,730 SF of non-air conditioned warehouse space located at the contiguous east portion of 6746 Stuart Avenue, Jacksonville, Florida 32254, (the "Expansion Premises").

          Therefore, the total leasehold premises ("Total Premises") shall consist of approximately 73,650 SF comprised of approximately 5,200 SF of finished office space and 68,450 SF of non-air conditioned warehouse space.

     b) The rental rate for the Existing Premises shall remain in accordance with the following schedule as described in Addendum to Lease #1:

            November 1, 1999   thru   February 29, 2000 - $ 9,322.00 Per Month
            March 1, 2000      thru   February 28, 2001 - $ 9,694.88 Per Month
            March 1, 2001      thru   February 28, 2002 - $10,082.68 Per Month
            March 1, 2002      thru   February 28, 2003 - $10,485.99 Per Month
            March 1, 2003      thru   February 29, 2004 - $10,905.43 Per Month

          Plus applicable sales and use tax currently calculated at 6.5%.

          The rental rate for the Expansion Premises shall be based on $3.80 per SF (gross rate) and shall be in accordance with the following schedule:
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            November 1, 1999   thru  February 29, 2000 - $11,314.50 Per Month
            March 1, 2000      thru  February 28, 2001 - $11,314.50 Per Month
            March 1, 2001      thru  February 28, 2002 - $11,767.08 Per Month
            March 1, 2002      thru  February 28, 2003 - $12,237.76 Per Month
            March 1, 2003      thru  February 29, 2004 - $12,727.27 Per Month

3. Security Deposit: The existing security deposit held by the Landlord in the amount of $4,331.63 will be increased by $3,168.37 for a total of $7,500.00 and shall remain in place until the expiration of the Lease or any additional extensions thereof.

4.   Tenant Improvements:

     Landlord shall be responsible for the following:

     a. Create one (1) 10' x 10' opening in the wall between the Existing Premises and the Expansion Premises. Location to be provided by Tenant and approved by Landlord. Said approval by Landlord will not be unreasonably withheld.

5.   The effective date of this Addendum is the 1st day of November, 1999.

6. Landlord and Tenant ratify and affirm all other provisions of the Lease dated the 22nd day of April, 1996 and subsequent Assignment and Assumption of Lease Agreement dated May 5, 1999.

IN WITNESS WHEREOF, THE Landlord and Tenant executed the foregoing Addendum to Lease #2 on the 20th day of October, 1999.

In the presence of:



/s/ Donna Lance                        Landlord:  R.B.I. Holding Co., Inc.
------------------------------                    f/k/a/ Rubin Brothers, Inc.

/s/ Mark Stuart                        By: /s/ Leslie A. Rubin
------------------------------            ------------------------------
As to Landlord                            Leslie A. Rubin, as Agent


                                       Tenant:  Earlychildhood.com LLC
/s/
------------------------------
                                       By: /s/ Kelly Crampton
/s/                                       ------------------------------
------------------------------
As to Tenant                           Its: /s/ Kelly Crampton
                                          ------------------------------
                                           10-15-99

                               ADDENDUM TO LEASE
                                       #1

Attached to and forming a part of that certain Lease Agreement between RUBIN BROTHERS, INC., Landlord, and QTL CORPORATION Tenant, dated the 22nd day of April, 1996 (the "Lease").

Landlord and Tenant hereby agree to the following:

1.   The Lease relates to the following leasehold premises:

     Consisting of approximately 20,480 square feet of office and non-air conditioned warehouse space located at 6746 Stuart Avenue, Jacksonville, Florida 32254.

2. Landlord and Tenant hereby agree that with an effective date of March 1, 1999 the following terms and conditions will be made to said Lease, namely:

     A. The leasehold premises shall be expanded by approximately 17,440 SF of non-air conditioned warehouse located at the contiguous west portion of 6746 Stuart Avenue, Jacksonville, Florida 32254, currently occupied by Denny's Payless.

          Therefore, the total leasehold premises shall consist of approximately 37,920 SF comprises of approximately 200 SF of finished office space and 37,720 SF of non-air conditioned warehouse space.

     B. The term of the Lease shall be extended for a period of five (5) years beginning on March 1, 1999 (the "Commencement Date") and ending on February 29, 2004, (the "Expiration Date").

     C. 1) The monthly rent shall be in accordance with the following schedule, which reflects a four percent (4%) annual escalation (the "Monthly Rent Schedule"):

                  Year One       -    $ 9,322.00 Per Month
                  Year Two       -    $ 9,694.88 Per Month
                  Year Three     -    $10,082.68 Per Month
                  Year Four      -    $10,485,99 Per Month
                  Year Five      -    $10,905.43 Per Month

              All rental quotes are subject to applicable sales and use taxes, currently calculated at 6.5%.

          2) The Tenant, at its option, may take delivery of the space, in an "as is" condition, beginning Monday, February15, 1999. This early occupancy is available as the previous tenant is expected to have vacated the space on or before that date.

          The prorated monthly rent for the period from 15 February to 28 February 1999 (13 calendar days) is (One Thousand Eight Hundred Thirty-Two Dollars and Thirty-Five Cents) $1,832.35.

     D. Security Deposit: The existing security deposit held by the Landlord in the amount of $4,331.63 will NOT be increased and shall remain in place until the termination of the lease or any additional extensions thereof.

     E. Tenant Improvements: Tenant has agreed to take the expansion space in an "as is" condition. Landlord and Tenant have agreed that certain work and improvements will be made to the premises by the Landlord as follows:

          1. Create one (1) 10' x 10' opening in the wall between the existing premises and the expansion space. Location to be provided by Tenant and approved by Landlord. Said approval by Landlord will not be unreasonably withheld.

          2. Repair and/or replace all bulbs and ballasts as required to provide proper and ample illumination through the entire leasehold premises.

          3. Should Tenant so request, Landlord shall remove the chain link storage partitions currently located within the expansion space.

     F. Tenant shall be responsible for converting the electrical service account in the expansion space into its own name.

3.   The effective date of this Addendum is the 12th day of February, 1999.

4. Landlord and Tenant ratify and affirm all other provisions of the Lease dated the 22nd day of April, 1996.


IN WITNESS WHEREOF, the Landlord and Tenant executed the foregoing Addendum to Lease #1 on the 12th day of February, 1999.


In the presence of:


/s/ Donna Lance                          Landlord:  R.B.I. Holding Co., Inc.
-------------------------------

/s/                                      By: /s/ Leslie A. Rubin
-------------------------------              -------------------------------
As to Landlord                                 Leslie A. Rubin, as Agent


/S/                                      TENANT QTL CORPORATION
-------------------------------

/s/                                      By: /s/ Jeffrey Grace
-------------------------------              -------------------------------
As to Tenant                                   Jeffrey Grace

                                         Its:  Controller

                             RULES AND REGULATIONS


1. Lessor agrees to furnish Lessee two keys without charge. Additional keys will be furnished at a nominal charge. Leasee shall not change locks or install additional locks on doors without prior written consent of Lessor. All keys to leased premises shall be surrendered to Lessor upon termination of this Lease.

2. Lessee will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the leased premises for Lessee to Lessor for Lessor's approval before performance of any contractual service. Lessee's contractors and installation technicians shall comply with Lessor's rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the leased premises or project, including installation of telephones, telegraph equipment, electrical devices and attachments and installation of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the leased premises or project.

3. Lessee shall not at any time occupy any part of the leased premises or project as sleeping or lodging quarters.

4. Lessee shall not place, install or operate on the leased premises or in any part of the building any engine or stove or thereon or therein, or place or use in or about the leased premises or project any explosives, gasoline, kerosene, oil, acids, caustics, or any flammable, explosive or hazardous material without written consent of Lessor.

5. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from the leased premises or the project regardless of whether such loss occurs when the area is locked against entry or not.

6. No dogs, cats, fowl, or other animals shall be brought into or kept in or about the leased premises or project.

7. Employees of Lessor shall not receive or carry messages for or to any Lessee or other person or contract with or render free or paid services to any Lessee or to any of Lessee's agents, employees or invitees.

8. None of the parking, plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas or such area used by Lessee's agents, employees or invitees at any time for purposes inconsistent with their designation by Lessor.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or by the defacing or injury of any part of the building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb occupants of the building by the use of any radios, record players, tape recorders, musical instruments, the making of unseemly noises or any unreasonable use.

11. Nothing shall be thrown out of the windows of the building or down the stairways or other passages.

12. Lessee and its employees, agents and invitees shall park their vehicles only in those parking areas designated by Lessor. Lessee shall furnish Lessor with state automobile license numbers of Lessee's vehicles and its employees' vehicles within five days after taking possession of the leased premises and shall notify Lessor of any changes within five days after such change occurs. Lessee shall not leave any vehicle in a state of disrepair (including without limitation, flat tires, out of date inspection stickers or license plates) on the leased premises or project. If Lessee or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Lessor, after giving written notice to Lessee of such violation, shall have the right to remove such vehicles at Lessee's expense.

13. Parking in a parking garage or area shall be in compliance with all parking rules and regulations including any sticker or other identification system established by Lessor. Failure to observe the rules and regulations shall terminate Lessee's right to use the parking garage or area and subject the vehicle in violation of the parking rules and regulations to removal and impoundment. No termination of parking privileges or removal of impoundment of a vehicle shall crate any liability on Lessor or be deemed to termination of parking privileges or removal of impoundment of a vehicle shall create any liability on Lessor or be deemed to interfere with Lessees right to possession of its leased premises. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross hatched areas, and in other areas as may be designated by Lessor. Parking stickers or other forms of identification supplied by Lessor shall remain the property of Lessor and not the property of Lessee and are not transferable. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14. Movement in or out of the building of furniture or office supplies and equipment, or dispatch or receipt by Lessee of any merchandise or materials which requires use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to hours designated by Lessor. All such movement shall be under supervision of Lessor and carried out in the manner agreed between Lessee and Lessor by prearrangement before performance. Such prearrangement will include determination by Lessor of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Lessee assumes, and shall indemnify Lessor against, all risks and claims of damage to persons and properties arising in connection with any said movement.

15. Lessor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs of improvements or delay of any sort or duration in connection with the elevator service.

16. Lessee shall not lay floor covering within the leased premises without written approval of the Lessor. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited.

17. Lessee agrees to cooperate and assist Lessor in the prevention of canvassing, soliciting and peddling within the building or project.

18.

19. It is Lessor's desire to maintain in the building or project the highest standard of dignity and good taste consistent with comfort and convenience for Lessees. Any action or condition not meeting this high standard should be reported directly to Lessor. Your cooperation will be mutually beneficial and sincerely appreciated. Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the leased premises and for the preservation of good order therein.